As filed with the Securities and Exchange Commission on June 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bitfarms Ltd.

(Exact name of Registrant as specified in its charter)

Canada	7379	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

18 King Street East, Suite 902, Toronto, Ontario, M5C 1C4

(647) 259-1790

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Mark D. Wood	Dennis Peterson
Alyse A. Sagalchik	Peterson McVicar LLP
Katten Muchin Rosenman LLP	18 King St. E., Suite 902
525 W. Monroe Street	Toronto, ON M5C 1C4
Chicago, IL 60661	(647) 259-1790
(312) 902-5200

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the final short form base shelf prospectus is obtained from the securities regulatory authorities.

This preliminary short form prospectus is a base shelf prospectus. This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada, that permits certain information about these securities to be determined after this preliminary short form base shelf prospectus has become final and that permits the omission from this preliminary short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in respect of any sales pursuant to an “at-the-market” distribution as contemplated by National Instrument 44-102 – Shelf Distributions.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information contained herein is subject to completion or amendment. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Bitfarms Ltd. at 18 King St. E, Suite 902, Toronto, ON M5C 1C4 (Telephone 647 259-1790), and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	June 28, 2023

BITFARMS LTD.

US$375,000,000

Common Shares

Warrants

Subscription Receipts

Units

Debt Securities

Share Purchase Contracts

This short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period, that this prospectus, including any amendments hereto, remains effective, of the securities of Bitfarms Ltd. (the “Company”, “Bitfarms”, “we” or “our”) listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to US$375,000,000 (or the equivalent thereof in Canadian dollars or one or more foreign currencies or composite currencies). The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

In addition, the securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the securities separately, a combination of securities or any combination of, among other things, securities, cash and the assumption of liabilities.

The common shares of the Company (“Common Shares”) are listed for trading on the Nasdaq Stock Market (“Nasdaq”) under the trading symbol “BITF” and on the Toronto Stock Exchange (the “TSX”) under the trading symbol “BITF”. On June 27, 2023, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the TSX and Nasdaq was C$1.94 and US$1.48 respectively.

Unless otherwise specified in an applicable prospectus supplement, debt securities, subscription receipts, units, warrants and share purchase contracts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which the Company’s securities, other than the Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of the Company’s securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of the Company’s securities and the extent of issuer regulation. See “RISK FACTORS”.

Prospective investors should be aware that the acquisition of the Company’s securities described herein may have tax consequences in Canada and/or the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in the applicable prospectus supplement. You should read the tax discussion in any applicable prospectus supplement with respect to any particular offering and consult your own tax advisor with respect to your own particular circumstances.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

This prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the securities in such jurisdiction. All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will, except in respect of any sales pursuant to an “at-the-market” distribution as contemplated by National Instrument 44-102 – Shelf Distributions (“NI 44-102”), be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. The Company, or any “Selling Securityholders” (as defined herein below), may offer and sell the Securities (as defined hereinbelow) to or through underwriters purchasing as principal and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through agents designated by the Company from time to time. This Prospectus may qualify an “at-the-market distribution” as defined in NI 44-102.

The sale of Common Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be an “at-the-market” distributions as contemplated by 44-102 and as permitted by applicable law, including sales made directly on the TSX, the Nasdaq, or other existing trading markets for the Securities, and as set forth in a prospectus supplement for such purpose. See “PLAN OF DISTRIBUTION”.

A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of the Company’s securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the securities. See “SECONDARY OFFERING BY SELLING SECURITYHOLDERS”.

The specific terms of the securities with respect to a particular offering will be set out in one or more prospectus supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of warrants, the offering price, the designation, number and terms of the Common Shares or debt securities issuable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms; (iii) in the case of subscription receipts, the number of subscription receipts being offered, the offering price, the procedures for the exchange of the subscription receipts for Common Shares, debt securities or warrants, as the case may be, and any other specific terms; (iv) in the case of debt securities, the specific designation, the aggregate principal amount, the currency or the currency unit for the debt securities being offered, the maturity, the interest provisions, the authorized denominations, the offering price, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt securities are secured, affiliate-guaranteed, senior or subordinated and any other terms specific to the debt securities being offered; (v) in the case of units, the designation, number and terms of the Common Shares, warrants, subscription receipts, share purchase contracts or debt securities comprising the units; and (vi) in the case of share purchase contracts, whether the share purchase contracts obligate the holder to purchase or sell or both purchase and sell Common Shares, whether the share purchase contracts are to be prepaid or not or paid in instalments, any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied, whether the share purchase contracts are to be settled by delivery, any provisions relating to the settlement of the share purchase contracts, the date or dates on which the sale or purchase must be made, whether the share purchase contracts will be issued in fully registered or global form and the material income tax consequences of owning, holding and disposing of the share purchase contracts. Where required by statute, regulation or policy, and where securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities. One or more securityholders of the Company may also offer and sell Securities (as defined hereinbelow) under this prospectus (the “Selling Securityholders” and each a “Selling Securityholder”). See “SECONDARY OFFERING BY SELLING SECURITYHOLDERS”.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. Certain of the Company’s material subsidiaries are incorporated outside of Canada, namely Bitfarms Ltd. (Israel), Backbone Mining Solutions LLC (State of Washington, U.S.A.), Backbone Hosting Solutions SAU (Argentina) and Backbone Hosting Solutions Paraguay SA (Paraguay). In addition, certain of the Company’s directors and officers reside outside of Canada, namely, Emiliano Joel Grodzki, Nicolas Bonta, Andres Finkielsztain, Edith M. Hofmeister, Jeffrey Lucas, Benjamin Gagnon, Damian Polla and Stephanie Wargo, and they have appointed the Company at its registered office set forth below as their agent for service of process in Canada.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of Canada, that some of its officers and directors are residents of a foreign country, that some or all of the underwriters or experts that may be named in the registration statement on Form F-10 that includes this prospectus (the “Registration Statement”) may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Any offering made pursuant to this prospectus is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The Company’s registered office is located at 18 King St. E, Suite 902, Toronto, ON M5C 1C4.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on the Company’s website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement or the date of any documents incorporated by reference herein.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of the Company’s securities pursuant thereto. The Company’s business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference in this prospectus and any applicable prospectus supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “US$” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of certain U.S. dollar amounts into Canadian dollars solely for your convenience. See “Currency Presentation and Exchange Rate Information”.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “Bitfarms” or the “Company”, refer to Bitfarms Ltd. together, where context requires, with its subsidiaries and affiliates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and other information contained in this prospectus constitute “forward-looking information” under Canadian Securities Laws and “forward-looking statements” under U.S. securities laws (collectively “forward-looking statements”). Such forward-looking statements include, but are not limited to:

●	the future price of cryptocurrencies, such as Bitcoin and the other types of digital assets which Bitfarms and its subsidiaries may mine, hold and trade;

●	the Company’s intended use of net proceeds from the sale of its securities;

●	the number of securities the Company intends to issue;

●	the future pricing for services and solutions in the businesses of the Company and its subsidiaries;

●	the liquidity and market price of the Common Shares;

●	the Company’s expectations regarding the sufficiency of its capital resources and requirements for additional capital;

●	litigation risks;

●	currency fluctuations;

●	risks related to debt securities;

●	risks related to the decrease of the market price of the Common Shares if the Company’s shareholders sell substantial amounts of Common Shares;

●	risks related to future sales or issuances of equity securities diluting voting power and reducing future earnings per share;

●	the absence of a market through which the Company’s securities, other than Common Shares, may be sold;

●	changes to governmental laws and regulations, including tax regulations; and

●	effects of the novel coronavirus (“COVID-19”) outbreak or other future global pandemics.

These forward-looking statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “estimate”, “expect”, “may”, “will”, “project”, “predict”, “potential”, “targeting”, “intend”, “could”, “might”, “should”, “believe”, “future”, “continue” or similar expressions or the negatives thereof.

By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements and such forward-looking statements included in this prospectus should not be unduly relied upon. These statements speak only as of the date of this prospectus.

The forward-looking statements in this document are based on what the Company currently believes are reasonable assumptions, including the material assumptions set out in the management discussion and analysis and press releases of the Company (such documents are available under the Company’s SEDAR profile at www.sedar.com) or in the United States through EDGAR at the website of the SEC at www.sec.gov. Other material factors or assumptions that were applied in formulating the forward-looking statements contained herein include or relate to the following:

●	the business and economic conditions affecting the Company’s operations in their current state, including, general levels of economic activity, regulations, taxes and interest rates;

●	the Company’s ability to profitably produce the computational power sold to Mining Pools to solve block regards, which may be paid in Bitcoin, U.S. dollars, or other currency;

●	the Company’s ability to successfully acquire and maintain required regulatory licenses and qualifications;

●	historical prices of cryptocurrencies;

●	the emerging cryptocurrency and blockchain markets and sectors;

●	the Company’s ability to maintain good business relationships;

●	the Company’s ability to manage and integrate acquisitions;

●	the Company’s ability to identify, hire and retain key personnel;

●	the Company’s ability to raise sufficient debt or equity financing to support the Company’s continued growth;

●	economic dependence on regulated terms of service and electricity rates;

●	the technology, proprietary and non-proprietary software, data and intellectual property of the Company and third parties in the cryptocurrencies and digital asset sector is able to be relied upon to conduct the Company’s business;

●	the Company does not suffer a material impact or disruption from a cybersecurity incident, cyber-attack or theft of digital assets;

●	continued maintenance and development of cryptocurrency mining facilities;

●	continued growth in usage and in the blockchain for various applications;

●	continued development of a stable public infrastructure, with the necessary speed, data capacity and security required to operate blockchain networks;

●	the absence of adverse regulation or law; and

●	the absence of material changes in the legislative, regulatory or operating framework for the Company’s existing and anticipated business.

Inherent in forward-looking statements are risks, uncertainties and other factors beyond the Company’s ability to predict or control. Some of the risks that could cause outcomes and results to differ materially from those expressed in the forward-looking statements include:

●	BTC Halving Event.

●	Valuation and Price Volatility of Cryptocurrencies.

●	Share Price Fluctuations.

●	Future Capital Needs, Uncertainty of Additional Financing and Dilution.

●	Indebtedness.

●	Global Financial Conditions.

●	Possibility of BTC Mining Algorithms Transitioning to Proof of Stake Validation.

●	Debt Covenants.

●	Limited Operating History.

●	Employee Retention and Growth.

●	Cybersecurity Threats and Hacking.

●	Limited History of De-centralized Financial System.

●	Risk Related to Technological Obsolescence and Difficulty in Obtaining Hardware.

●	Cryptocurrency Network Difficulty and Impact of Increased Global Computing Power.

●	Economic Dependence on Regulated Terms of Service and Electricity Rates Risks.

●	Increases in Commodity Prices or Reductions in the Availability of Such Commodities.

●	Future Profits/Losses and Production Revenues/Expenses.

●	Fraud and Failure of Cryptocurrency Exchanges, Custodians and Other Trading Venues.

●	Political and Regulatory Risk.

●	Permits and Licenses.

●	Server Failures.

●	Tax Consequences.

●	Environmental Regulations.

●	Environmental Liability.

●	Erroneous Transactions and Human Error.

●	Facility Developments.

●	Insurance risks.

●	Competition.

●	Uncertainty of acceptance and/or Widespread Use of Cryptocurrency.

●	Hazards Associated with High-voltage Electricity Transmission and Industrial Operations.

●	Adoption of ESG Practices and the Impacts of Climate Change.

●	Corruption.

●	US Foreign Corrupt Practices Act and Similar Legislation.

●	Political Instability.

●	Third-party Supplier Risks.

●	Potential of Bitfarms Being Classified as a Passive Foreign Investment Company.

●	Pandemic and Infectious Disease Risk (including COVID-19).

●	Hedges.

Additional information on these and other factors is discussed under the heading “RISK FACTORS” in this prospectus and in the documents incorporated by reference herein including in the 2022 MD&A (as defined herein) under the headings “Financial Instruments and Risks” and “Other Risks” and in the 2022 AIF (as defined herein) under the heading “Risk Factors”, as may be modified or superseded by other subsequently filed documents that are also incorporated or deemed to be incorporated by reference in this prospectus.

The forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Bitfarms at 18 King St. E, Suite 902, Toronto, ON M5C 1C4 (Telephone 647 259-1790) Attn: Chief Financial Officer. Such documents are also available without charge to shareholders and other interested parties through the “Investors” portion of the Company’s website at www.bitfarms.com as well as on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Company available on the Company’s website, SEDAR and EDGAR are not incorporated by reference in this prospectus except as specifically set out herein. .

The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this short form base shelf prospectus:

●	the Company’s annual information form for the year ended December 31, 2022, dated as at March 20, 2023 and filed on March 21, 2023 (the “2022 AIF”);

●	the Company’s audited consolidated financial statements as at and for the years ended December 31, 2022 and 2021 the notes thereto and the Report of Independent Registered Public Accounting Firm thereon, filed on March 21, 2023 (the “2022 Annual Financial Statements”);

●	the Company’s management’s discussion and analysis for the year ended December 31, 2022, dated as at March 20, 2023 and filed on March 21, 2023 (the “2022 MD&A”);

●	the Company’s unaudited interim condensed interim consolidated financial statements as at March 31, 2023 and for the three months ended March 31, 2023 and 2022 and filed on May 15, 2023;

●	the Company’s management’s discussion and analysis for the three months ended March 31, 2023 and 2022 and filed on May 15, 2023 (the “Interim MD&A”);

●	the information circular dated April 4, 2023 with respect to an annual general and special meeting of shareholders (“Shareholders”) held on May 24, 2023, filed on April 24, 2023;

●	the material change report dated January 3, 2023 relating to relating to an update to the Company’s Bitcoin production in the 2022 financial year; and

●	the material change report dated January 13, 2023 relating to the Company’s initiative to modify its equipment loan facility; and

●	the material change report dated February 1, 2023 relating to an update to the Company’s Bitcoin production for the month of January 2023; and

●	the material change report dated February 9, 2023 relating to the modification of the loan agreement with BlockFi Lending LLC; and

●	the material change report dated March 1, 2023 relating to relating to an update to the Company’s Bitcoin production for the month of February 2023; and

●	the material change report dated March 21, 2023 relating to the reporting of its financial performance for the year ended December 31, 2022; and

●	the material change report dated April 3, 2023 relating to relating to an update to the Company’s Bitcoin production for the month of March 2023; and

●	the material change report dated April 11, 2023 relating to the entering into of an agreement to acquire 22 MW of power capacity in Baie-Comeau, Quebec; and

●	the material change report dated April 24, 2023 relating to the receipt of a permit to expand its power capacity up to 100 MW at its Rio Cuarto, Argentina facility; and

●	the material change report dated April 28, 2023 relating to the Company’s achievement of obtaining an aggregate hashrate of 5.0 EH/s; and

●	the material change report dated May 1, 2023 relating to the Company regaining compliance with Nasdaq continued listing requirements; and

●	the material change report dated May 1, 2023 relating to an update to the Company’s Bitcoin production for the month of April 2023; and

●	the material change report dated May 8, 2023 relating to the Company’s achievement of mining 21,000 Bitcoin over its six years of operations; and

●	the material change report dated May 15, 2023 relating to the reporting of the Company’s financial statements for the first quarter of the 2023 financial year; and

●	the material change report dated June 1, 2023 relating to an update to the Company’s Bitcoin production for the month of May 2023; and

●	the material change report dated June 7, 2023 relating to the purchase of 4,660 high performance miners; and

●	the material change report dated June 12, 2023 relating to the increase in the Company’s operational hashrate.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this preliminary short form base shelf prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

A prospectus supplement containing the specific terms of any offering of the Company’s securities will be delivered to purchasers of the Company’s securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of the Company’s securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon the Company’s filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, material change reports and information circulars filed prior to the commencement of the Company’s financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of the Company’s securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. Upon a new annual information from being filed by us with the applicable securities regulatory authorities during the term of this prospectus for which the related annual comparative consolidated financial statements include at least nine months of financial results of an acquired business for which a business acquisition report was filed by us and incorporated by reference into this prospectus, such business acquisition report shall no longer be deemed to be incorporated into this prospectus for the purpose of future offers and sales of the securities hereunder. Upon a new information circular of the Company prepared in connection with an annual general meeting of the Company being filed with the applicable securities regulatory authorities during the currency of this prospectus, the previous information circular of the Company, if prepared in connection with solely an annual general meeting of the Company, shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder.

References to the Company’s website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The high, low, average and closing rates for the U.S. dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Three Months ended March 31, 2023	Three Months ended March 31, 2022	Year ended December 31, 2022	Year ended December 31, 2021
	(expressed in Canadian dollars)
High	1.3807	1.2867	1.3856	1.2942
Low	1.3312	1.2470	1.2451	1.2040
Average	1.3525	1.2662	1.3013	1.2535
Closing	1.3533	1.2496	1.3544	1.2678

On June 27, 2023, the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.3175.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement, of which this prospectus forms a part: (1) the documents listed under “DOCUMENTS INCORPORATED BY REFERENCE”; (2) the consent of PricewaterhouseCoopers LLP; (3) powers of attorney from certain of the Company’s directors and officers; and (4) the forms of senior and subordinated indenture relating to the debt securities.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Company with, or furnished to, the SEC may be obtained on EDGAR at the SEC’s website: www.sec.gov.

The Company has filed with the SEC the Registration Statement with respect to the Securities. This prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC’s website: www.sec.gov.

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this prospectus. This description does not contain all of the information about us and our business that you should consider before investing in any securities. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled “RISK FACTORS”, as well as the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated under the Canada Business Corporations Act on October 11, 2018. The Company has its registered and head office located at 18 King St. E, Suite 902, Toronto, ON M5C 1C4. The Company’s Common Shares are listed for trading on the Nasdaq and on the TSX under the trading symbol “BITF”.

Subsidiaries

The table below lists the principal material subsidiaries of the Company as of the date hereof.

Name	Jurisdiction	Assets Held
Bitfarms Ltd. (Israel)	Israel	Holding company
Backbone Hosting Solutions Inc.	Canada	Computer equipment, cryptocurrency
Backbone Hosting Solutions SAU	Argentina	Computer equipment
Backbone Hosting Solutions Paraguay SA	Paraguay	Computer equipment
Backbone Mining Solutions LLC	United States	Computer equipment
9159-9290 Québec Inc. (operating under the name “Volta Électronique Inc.”)(“Volta”)	Quebec	Provides professional electrical services to Backbone Hosting Solutions Inc. and outside customers

Summary Description of the Business

The Company’s primary business is the mining of cryptocurrency. Through its subsidiaries, the Company owns and operates server farms, composed of computers (referred to as “Miners”) designed for the purpose of validating transactions on the Bitcoin Blockchain (referred to as “Mining”). Bitfarms generally operates Miners 24 hours a day producing computational power (measured by hashrate) which it sells to Mining Pools (as defined herein), for a formula-driven rate commonly known in the industry as Full Pay Per Share (“FPPS”). Under FPPS, pools compensate Mining companies for their Hashrate based on what the pool would be expected to generate in revenue for a given time period if there was no randomness involved. The fee paid by a Mining Pool to Bitfarms for its hashrate may be in cryptocurrency, U.S. dollars, or other currency. Bitfarms accumulates the cryptocurrency fees it receives or exchanges them for U.S. dollars, as determined to be needed, through reputable and established cryptocurrency trading platforms. Mining Pools generate revenue by Mining with purchased hashrate through the accumulation of block rewards and transaction fees issued by the BTC network. Mining Pools are purchasing hashrate and take on risk with the aim to mine more blocks than they should in a given time period in pursuit of profit. See the 2022 AIF under the heading “DESCRIPTION OF BUSINESS”.

In the description of the business of the Company in this short form base shelf prospectus:

“Bitcoin” shall refer to a decentralized digital currency that is not controlled by any centralized authority (e.g. a government, financial institution or regulatory organization) that can be sent from user to user on the Bitcoin network without the need for intermediaries to clear transactions. Transactions are verified through the process of Mining and recorded in a public ledger known as the Blockchain. Bitcoin is created when the Bitcoin network issues Block Rewards through the Mining process;

“Block Reward” shall refer to the new bitcoins that are awarded by the Blockchain network to eligible cryptocurrency Miners for each block they successfully mine. The current block reward is 6.25 Bitcoin per block;

“Blockchain” shall refer to a cloud-based public ledger that exists on computers that participate on the network globally. The Blockchain grows as new sets of data, or ‘blocks’, are added to it through Mining. Each block contains a timestamp and a link to the previous block, such that the series of blocks form a continuous chain. Given that each block has a separate hash and each hash requires information from the previous block, altering information an established block would require recalculating all the hashes on the Blockchain which would require an enormous and impracticable amount of computing power. As a result, once a block is added to the Blockchain it is very difficult to edit and impossible to delete;

“Hash” shall refer to a function that converts or maps an input of letters and numbers into an encrypted output of a fixed length, which outputs are often referred to as hashes. A hash is created using an algorithm. The algorithm used in the validation of Bitcoin transactions is the SHA-256 algorithm.

“Hashrate” shall refer to the number of hash operations performed per second and is a measure of computing power in Mining cryptocurrency;

“Mining Pool” shall refer to when cryptocurrency Miners aggregate their processing power or Hashrate over a network and Mine transactions together in order to increase the probability of finding a block on the Bitcoin Blockchain. Mining pools administer regular payouts to mitigate the risk of Miners operating for a prolonged period of time without finding a block; and

“MW” shall refer to a megawatt, which is 1,000 kilowatts of electricity and, in the industry of cryptocurrency mining, is typically a reference to the number of megawatts of electricity that is available for use.

Prior to January 2021, the Company routinely exchanged cryptocurrencies mined into U.S. dollars through reputable cryptocurrency trading platforms. At the beginning of Fiscal 2021, the Company implemented the Digital Asset Management Program under which the Company decided how many mined Bitcoin would be held by the Company through its custodians. See the 2022 AIF under the heading “DESCRIPTION OF BUSINESS - Principal Market Overview – Digital Asset Management Program”.

As of May 14, 2023, Bitfarms operates ten total server farms around the world. Seven server farm facilities are located in Québec, Canada, with electrical infrastructure capacity of 148 MW for Mining Bitcoin; one server farm facility is located in Washington State, United States, with operational electrical infrastructure capacity of 20 MW and expansion opportunities up to 24 MW; one server farm facility is located in Villarrica, Paraguay, with electrical infrastructure capacity of 10 MW; and one server farm facility is located in Argentina, with current operational electrical infrastructure capacity of 50 MW, of which 29 MW are currently operating. The Company has contracts securing an aggregate of 158 MW, 10 MW and 24 MW of hydro-electric green energy in Quebec, Paraguay, and Washington, respectively, and up to 210 MW of natural gas energy in Argentina. In addition, Bitfarms owns proprietary software, known as the MGMT System, that is used to monitor, control, manage, report and secure mining operations. The MGMT System scans and reports the location, status, computing power and temperature of all Miners at regular intervals to allow the Company to monitor performance and maximize up-time. The MGMT System was substantially upgraded during 2022 and is continually being updated to enhance its features and improve its functionality. The revised system is referred to as MGMT-2.

Volta provides electrician services to both commercial and residential customers in Québec, while assisting Bitfarms in building and maintaining its server farms in Quebec.

Operations

The estimated working capital of the Company at May 31, 2023 is approximately $29 million. In 2021, 2022 and the first five months of 2023, the Company raised capital through the issuance of common shares through its at-the-market equity offering program which commenced on August 16, 2021. The decrease in the Company’s working capital through 2022 is attributable primarily to a decrease in the price of Bitcoin relative to prior years, the Company holding fewer Bitcoins, and the spending of capital on property, plant and equipment acquisitions for the Company’s several expansions, which increased the Company’s hashrate to 5.3 EH/s in June 2023. As of the date hereof, the Company holds over 525 Bitcoins.

The Company’s cash operating expenditures are estimated to approximate $139.2 million for the next 12 months, or about $11.6 million per month based on approximately $7.6 million per month for energy costs of the Company’s infrastructure that is estimated to reach 159 MW in Quebec, 20 MW in Washington State, 10 MW in Paraguay and 50 MW in Argentina at the blended contractual energy price of approximately $0.045 USD/KwH or less, facilities expense of approximately $0.5 million per month, cash compensation expense of approximately $1.7 million per month and the balance for recurring professional fees and other ongoing general and administrative expenses of approximately $1.8 million per month. Offsetting the impact to the Company’s working capital of the cash operating expenditures are the generation of Bitcoin from operations. In the most recently completed month, May 2023, the Company generated 459 Bitcoin with a value of approximately $12.6 million based on an average price of $27,600 during the month. The Company’s existing operations are contributing positively to the Company’s working capital position and will allow it to continue operations for the foreseeable future under current Bitcoin price and difficulty conditions. As described under “USE OF PROCEEDS”, the Company’s planned capital expenditures, including acquisitions, over the next 18 months are anticipated to be approximately $100 million to $300 million, which exceed the Company’s current working capital position and expected contributions to working capital from the Company’s existing operations. In the absence of additional financing, the Company will be unable to pursue certain growth targets, milestones and business objectives, as described under “USE OF PROCEEDS – Business Objectives and Milestones”.

As of the date of this prospectus, the Company has raised net proceeds of approximately $54.1 million and $22.9 million in the 2022 financial year and the first five months of 2023, respectively, through the issuance of common shares through its at-the-market equity offering program. The Company may be able to raise an additional approximately $80.5 million from the exercise of outstanding warrants to purchase Common Shares. In addition to the foregoing and the proceeds of any financing pursuant to this prospectus, the Company may utilize debt facilities from existing and new lenders to the Company as well as borrowing against, or if necessary, liquidating, its Bitcoin inventory. Liquidating or borrowing against the Company’s Bitcoin inventory is not anticipated to impact the Company’s operating activities and its revenue stream from ongoing Mining operations.

More detailed information regarding the business of the Company as well as its mining operations can be found in the 2022 AIF under the heading “DESCRIPTION OF THE BUSINESS – Description of the Business”, the 2022 MD&A and the Interim MD&A, all of which are incorporated by reference herein.

Custody of Cryptocurrency Assets

The Company’s cryptocurrency assets, currently Bitcoin, are mined to multi-signature wallets that the Company controls or directly to an external third-party custodian. On a regular basis, the Company transfers Bitcoin from its multi-signature wallets to an external third-party custodian, Coinbase Trust Company, LLC (“Coinbase Custody”). Coinbase Custody is a US-based fiduciary and qualified custodian under New York Banking Law, is licensed by the State of New York to custody digital assets and regulated by the New York State Department of Financial Services. Currently, Coinbase Custody provides only custodial services to the Company and does not use a sub-custodian. Coinbase Custody is not a related party to the Company. Coinbase Custody is a fiduciary under § 100 of the New York Banking Law and is licensed to custody its clients’ digital assets in trust on their behalf. Coinbase Custody is a qualified custodian for purposes of § 206 (4) -2(d)(6) of the U.S. Investment Advisers Act of 1940, as amended.

As of May 31, 2023, the Company has accumulated 510 BTC, net of BTC sales, valued at $13.9 million on its balance sheet. As of the date of this prospectus, 99% of the Company’s BTC are held in custody with Coinbase Custody or held as collateral within Coinbase Custody by NYDIG, the counterparty to the Company’s equipment financing.

Coinbase Custody maintains an insurance policy of $320 million for its cold storage; however, the Company cannot ensure that the limits of this policy would be available to the Company or, if available, sufficient to make the Company whole for any BTC that are lost or stolen. The Company is unaware of any security breaches involving Coinbase Custody which have resulted in the Company’s cryptocurrency assets being lost or stolen. The Company’s cryptocurrency assets held in custody with Coinbase may not be recoverable in the event of bankruptcy by Coinbase or its affiliates. In its quarterly report on Form 10-Q filed with the U.S. Securities Exchange Commission on May 4, 2023, Coinbase disclosed that, in the event of a bankruptcy, custodially held cryptocurrency assets could be considered to be the property of the bankruptcy estate and that the cryptocurrency assets held in custody could be subject to bankruptcy proceedings with Coinbase Custody’s customers being treated as general unsecured creditors.

Regardless of efforts made by the Company to securely store and safeguard assets, there can be no assurance that cryptocurrency assets will not be defalcated through hacking or other forms of theft. See “RISK FACTORS”.

2021 At-the-Market Offering

The Company previously entered into an at-the-market offering agreement dated August 16, 2021 (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“HCW”) as agent, pursuant to which the Company established an at-the-market equity program (the “ATM Program”). Pursuant to the ATM Program, the Company may, at its discretion and from time-to time during the term of the ATM Agreement, sell, through HCW, such number of Common Shares. Sales of Common Shares, if any, through HCW will be made through “at-the-market” issuances, including without limitation, sales made directly on the Nasdaq Stock Market or another trading market for the shares in the United States at the market price prevailing at the time of each sale. In accordance with and to give effect to the terms of the ATM Agreement, the Company expects to file a prospectus supplement in relation to the ATM Program with HCW promptly following final receipt.

SECONDARY OFFERING BY SELLING SECURITYHOLDERS

Securities may be sold under this prospectus by way of a secondary offering by or for the account of Selling Securityholders. The prospectus supplement for or including any offering of Securities by Selling Securityholders will include the following information, to the extent required by applicable securities laws:

●	the name or names of the Selling Securityholders;

●	the number or amount of Securities owned, controlled or directed by each Selling Securityholder;

●	the number or amount of Securities being distributed for the account of each Selling Securityholder;

●	the number or amount of Securities to be owned, controlled or directed by the Selling Securityholders after the distribution and the percentage that number or amount represents of the total number of the Company’s outstanding Securities;

●	whether the Securities are owned by the Selling Securityholders both of record and beneficially, of record only, or beneficially only;

●	if the Selling Securityholder purchased any of the Securities in the 24 months preceding the date of the applicable prospectus supplement, the date or dates the Selling Securityholder acquired the Securities;

●	if the Selling Securityholder acquired any of the Securities in the 12 months preceding the date of the applicable prospectus supplement, the cost thereof to the Selling Securityholder in aggregate and on an average-cost-per-security basis;

●	if applicable, the disclosure required by item 1.11 of Form 41-101F1, and if applicable, the Selling Securityholders will file a non-issuer’s submission to jurisdiction form with the corresponding prospectus supplement; and

●	all other information that is required to be included in the applicable prospectus supplement.

RISK FACTORS

Investing in the Company’s securities is speculative and involves a high degree of risk due to the nature of the Company’s business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect the Company’s future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business or financial results, each of which could cause purchasers of the Company’s securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect the Company’s business, financial condition, results of operations and prospects. You should also refer to the other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including the Company’s 2022 AIF and the 2022 MD&A and annual financial statements, and the related notes. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus.

Discussions of certain risks affecting the Company in connection with the Company’s business are provided in our annual and interim disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus.

General Risk Factors

Management of growth and expansion

The Company has experienced, and may continue to experience, rapid growth in the scope of its operations. This growth has resulted in increased responsibilities for the Company’s existing personnel, the hiring of additional personnel and, in general, higher levels of operating expenses. In order to manage its current operations and any future growth effectively, the Company will need to continue to implement and improve its operational, internal controls, financial, and management information systems, as well as hire, manage and retain its employees and maintain its corporate culture including technical and operational service standards. There can be no assurance that the Company will be able to manage such growth effectively or that its management, personnel or systems will be adequate to support the Company’s operations.

Currency Exchange Risk

The Company is exposed to fluctuations in currency exchange rates which could negatively affect our financial condition and results of operations. In particular, exchange rate fluctuations may affect the costs that the Company incurs in its operations. Cryptocurrencies are generally sold in U.S. dollars and the Company’s costs are incurred principally in Canadian dollars. Certain of the Company’s subsidiaries also conduct day to day operations using Argentine pesos. The appreciation of non-U.S. dollar currencies against the U.S. dollar could increase the cost of Mining in U.S. dollar terms. In addition, the Company holds cash balances in both U.S. dollars and Canadian dollars the values of which are impacted by fluctuations in currency exchange rates.

Risks Related to the Offering of Securities

Discretion Over Use of Proceeds

The Company intends to allocate the net proceeds it will receive from an offering under this prospectus as described under “Use of Proceeds” in this prospectus and the applicable prospectus supplement; however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described in “Use of Proceeds” in this prospectus and the applicable prospectus supplement if the Company believes it would be in the Company’s best interests to do so. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

Absence of a Public Market for Certain of the Securities

There is no public market for the debt securities, warrants, subscription receipts, securities purchase contracts or units and, unless otherwise specified in the applicable prospectus supplement, the Company does not intend to apply for listing of the debt securities, warrants, subscription receipts, securities purchase contracts or units on any securities exchanges. If the debt securities, warrants, subscription receipts, securities purchase contracts or units are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities, warrants, subscription receipts, share purchase contracts or units, or that a trading market for these securities will develop at all.

Unsecured Debt Securities

The Company carries on its business through corporate subsidiaries and the majority of its assets are held in corporate subsidiaries. The Company’s results of operations and ability to service indebtedness, including the debt securities, are dependent upon the results of operations of these subsidiaries and the payment of funds by these subsidiaries to the Company in the form of loans, dividends or otherwise. Unless otherwise indicated in the applicable prospectus supplement, the Company’s subsidiaries will not have an obligation to pay amounts due pursuant to any debt securities or to make any funds available for payment on debt securities, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Company by its subsidiaries may be subject to statutory or contractual restrictions. Unless otherwise indicated in the applicable prospectus supplement, the indentures governing the Company’s debt securities are not expected to limit the Company’s ability or the ability of its subsidiaries to incur indebtedness. Unless otherwise indicated in the applicable prospectus supplement, such indebtedness of the Company’s subsidiaries would be structurally senior to the debt securities. As such, in the event of the liquidation of any subsidiary, the assets of the subsidiary would be used first to repay the obligations of the subsidiary, including indebtedness and trade payables, prior to being used by the Company to pay its indebtedness, including any debt securities. See “DESCRIPTION OF DEBT SECURITIES”.

Effect of Changes in Interest Rates on Debt Securities

Prevailing interest rates will affect the market price or value of any debt securities. The market price or value of any debt securities may decline as prevailing interest rates for comparable debt instruments rise, and the market price may increase as prevailing interest rates for comparable debt instruments decline.

Effect of Fluctuations in Foreign Currency Markets on Debt Securities

Debt securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity restrictions in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Trading Price of Common Shares and Volatility

In recent years, the securities markets have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly those in cryptocurrency-focused businesses and those considered development stage companies (such as the Company), have experienced wide fluctuations in price. The market price of the Common Shares fluctuates significantly in response to a number of factors, most of which the Company cannot control and many of which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. In particular, the trading price of the Common Shares is in many cases directly tied to the price of BTC. Other factors that may impact the trading price of the Common Shares include:

●	variations in the Company’s financial results or those of companies that are perceived to be similar to the Company;

●	actions by the Company or its competitors, such as acquisitions, bankruptcies or restructurings;

●	additions or departures of key management personnel;

●	legal proceedings involving the Company, the cryptocurrency industry, or both;

●	legislative or regulatory actions;

●	changes in market valuations of companies similar to the Company;

●	the prospects of and changes affecting participants in the cryptocurrency industry;

●	actions by the Company’s shareholders;

●	speculation or reports by the press or investment community with respect to the Company or the cryptocurrency industry in general;

●	changes in the pricing or availability of hydro-electricity, natural gas and other sources of energy;

●	general economic, regulatory, market and political conditions; and

●	other risks, uncertainties and factors described in these risk factors.

The stock markets in general have often experienced volatility that has sometimes been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations have caused, and may continue to cause, the trading price of the Common Shares to decline. A continuation or worsening of the levels of market disruption and volatility seen in the recent past could have an adverse effect on the Company’s ability to access capital, on its business, financial condition, results of operations, cash flow and prospects, and on the market price of the Common Shares. In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been brought against that company. The Company may become involved in this type of litigation in the future. Litigation of this type may be expensive to defend and may divert management’s attention and resources from the operation of the Company’s business.

In addition, since the Common Shares currently trade on the Nasdaq Global Market, the Company must comply with Nasdaq’s continued listing requirements to avoid the Common Shares being delisted. A delisting from Nasdaq would result in lower trading volumes for the Common Shares, transaction delays, and reduced security analyst and news media coverage. These factors could contribute to lower prices and larger spreads in the bid and ask prices for the Common Shares.

Forward Looking Statements

Some statements contained in this prospectus are not historical facts, but rather are forward looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Without limiting the generality of the foregoing, such risks and uncertainties include interpretation of results, accidents, equipment breakdowns, labour disputes or other unanticipated difficulties with or interruptions in production, delays in development activities, political risks, the inherent uncertainty or production fluctuations and failure to obtain adequate financing on a timely basis.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes including funding ongoing operations and/or working capital requirements, placing deposits and guarantees as required by energy providers, repaying indebtedness outstanding from time to time, completing acquisitions and mergers to increase mining capacity, expanding existing mining operations and for other corporate purposes as set forth in the prospectus supplement relating to the offering of the securities. The Company will not receive any proceeds from the sale of Securities by any Selling Securityholder.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement and will include reasonable detail of the principal purposes of the proposed use of net proceeds in accordance with the requirements of Section 4.2 of Form 44-101F1 – Short Form Prospectus (“Form 44-101F1”), as well as the business objectives expected to be accomplished using the net proceeds of such offering and each significant event that must occur to accomplish such business objective, including the cost thereof, in accordance with Section 4.7 of Form 44-101F1. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such securities, unless otherwise stated in the applicable prospectus supplement.

During the 2022 financial year, the Company had positive annual cash flow from operations. However, the Company expects cash flow from operations to be variable due to the volatile nature of the cryptocurrency markets and price of Bitcoin. In the event the Company experiences negative operating cash flow, the Company, among other actions, may reduce expenses or sell assets, particularly Bitcoin, to generate sufficient cash to meet its obligations as they come due.

As of May 31, 2023, the Company had on hand cash of $24.2 million and 510 Bitcoin with an approximate value of $13.9 million for a total of $38.1 million of cash and cryptocurrency. The Company’s planned capital expenditures over the next 18 months are anticipated to be approximately $100 million to $300 million. The Company expects to use the proceeds raised in offerings under this prospectus to fund the buildout of mining and data centre infrastructure and to procure new Miners to achieve its September 30, 2023, hashrate goal of at least 6.3 Exahash/second at an estimated cost of $20 million. The Company anticipates utilizing proceeds from any offering hereunder over the next 18 months to consummate acquisitions of existing mining operations and to fund the building and upgrading of acquired operations as well as the procurement of new Miners to achieve growth above the Company’s existing Exahash/second goal. Specific use of proceeds could include $9 million for the acquisition and buildout of the 22 MW Baie Comeau opportunity, $15 million to procure Miners to fully utilize the first 50 MW facility in Argentina, up to $11 million for the infrastructure and $35 million for new Miners associated with a second facility of up to 50 MW and up to an additional $100 million for building the infrastructure and procuring new Miners, if the Company elects to do so, for two additional facilities with total mining capacity of an incremental 100 MW, resulting in capacity of up to 200 MW in total in Argentina. The Company may also apply as much as $100 million of proceeds to acquire and expand existing Bitcoin mining facilities in, Canada, the United States, Paraguay and elsewhere in which it is in an exploratory phase, preliminary discussions or advanced negotiations. As part of its operating and financing strategy, the Company plans to continue to retain some or all of the Bitcoin it mines throughout 2023 and 2024. See “CONSOLIDATED CAPITALIZATION”.

The Company anticipates that its existing financial resources, excluding any proceeds raised under this prospectus, will be sufficient to maintain its current level of operations and complete the acquisition of the Baie Comeau power agreement and the buildout of the Baie operations up to 22 MW at an expected cost of approximately $9 million. In order to achieve this business objective, the Company may liquidate or borrow against the Bitcoin that have been accumulated as of the date hereof as well as Bitcoin generated from ongoing operations, which may or may not be possible on commercially attractive terms. The Company has purchase credits with a major Miner manufacturer totaling $20 million at May 31, 2023 that may be applied towards the purchase of new Miners and related equipment, reducing the cash requirements.

See RISK FACTORS – Risks Related to the Offering of Securities – Discretion over use of proceeds.

Business Objectives and Milestones

The Company’s primary objective is to increase shareholder value by expanding operations and maintaining its position as one of the largest publicly traded cryptocurrency mining and data center companies in the world. Specifically, the Company intends to expand its operations through the purchase of newer generations of cryptocurrency mining equipment, scaling up the capacity of its existing facilities and acquiring or establishing new facilities. The extent of the Company’s ability to expand its operations will depend, in part, on its ability to raise funds to finance the expansion.

The following are the milestones over the next eighteen months and their associated estimated costs set out by the Company as of the date hereof. These milestones may be modified or otherwise change dependent upon, among other things, prevailing market conditions and changing economics of bitcoin mining including the impact of developments in the regulatory environment and respective tax regimes. These estimated costs and timelines may change based on, among other things, the prevailing price of Bitcoin, network difficulty, supply of cryptocurrency mining equipment, supply of electrical and other supporting infrastructure equipment, construction materials, currency exchange rates, and the Company’s ability to fund the underlying initiatives:

●	Procure and install approximately 6,000 new Miners to fully energize the first 50 MW facility in Argentina from 29 MW currently for estimated total funding, including shipping and transportation costs and import duties, of up to $15 million.

●	Complete the acquisition of the power purchase agreement and the buildout of up to the full 22 MW capacity in Baie Comeau for $5 million and the procurement and implementation of approximately 6,500 Miners, new and repositioned from other Bitfarms’ facilities, for a total cost of $4 million, including the replacement cost of Miners repositioned from other facilities.

●	Complete the infrastructure to draw upon an additional 50 MW in Argentina over the next six to twelve months for $11 million, excluding the approximate $6 million already incurred, and procure and install approximately 14,000 new Miners at an estimated cost, including shipping and transportation costs and import duties, of up to $35 million.

●	Continue to pursue and secure expansion opportunities in Canada, the United States, Argentina and Paraguay. The Company estimates that for each additional EH of production capacity, the cost of building infrastructure of the facility will be approximately $200,000 to $400,000 per MW and the cost of new Miners, including shipping and transportation costs and import duties will be approximately $15 million to $22 million. These estimates are based on Miners with a current cost of $15 to $22 per TH, including shipping and transportation costs and import duties.

2021 Business Objectives and Milestones

The following table describes the business objectives and milestones from the short form base shelf prospectus dated August 12, 2021 and the prospectus supplement dated August 16, 2021, the progress of achieving these milestones and a comparison of the proceeds used against the estimated costs.

Business Objective	Status	Estimated costs	Proceeds used as of March 31, 2023
Buildout of additional 78 MW of electrical infrastructure in Quebec by the first quarter of 2022	Completed in 2022	$10 million	A.Cowansville expansion (17 MW): $0.6 million B.Sherbrooke expansion (78 MW): $22.2 million

Acquire mining equipment to achieve 3 EH/s of computing power by the first quarter of 2022	Completed in 2022	$45 million	A.MicroBT Miners: $97.8 million B. Bitmain Miners: $24.0 million

Achieve the Company’s target of 8.0 EH/s by the end of 2022	The Company revised this target to reach 6.0 EH/S by September 30, 2023. Without considering any outstanding deposit balances, the Company estimates that it would cost approximately $36 million per additional EH based on a current Miner cost of $26 per TH.	Mining equipment: $215 million to $235 million

Engage with the Quebec government as well as other governmental and private sector energy suppliers to secure operating sites capable of housing a 50 MW or larger mining facility	Completed. However, the Company continues to look for opportunities to expand its mining operations	N/A	A.Washington expansion (20 MW): $26.2 million B.Paraguay expansion (10 MW): $3.2 million C.Argentina expansion, net of gain on disposition of marketable securities (first 50 MW warehouse, importation of Miners): $41.4 million

CONSOLIDATED CAPITALIZATION

There have been no material changes to the Company’s consolidated capitalization since the date of the Company’s most recently filed financial statements which have not been disclosed in this prospectus or the documents incorporated by reference. The applicable prospectus supplement will describe any material changes, and the effect of such material changes on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to each prospectus supplement.

PRIOR SALES

Information in respect of the Company’s Common Shares that we issued within the previous twelve-month period, including Common Shares that we issued upon the exercise of stock options of the Company (“Options”) will be provided as required in a prospectus supplement with respect to the issuance of securities pursuant to such prospectus supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the Nasdaq and on the TSX under the symbol “BITF”. Trading price and volume information for the Company’s securities will be provided as required in each prospectus supplement to this prospectus.

EARNINGS COVERAGE

If the Company offers debt securities having a term to maturity in excess of one year under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF SHARE CAPITAL

Overview

The authorized capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value. As of the date hereof, there are 256,173,000 Common Shares and no preferred shares issued and outstanding.

As of the date of this prospectus, there were: (i) 10,995,000 Common Shares issuable upon the exercise of outstanding stock options of the Company (“Options”) at a weighted average exercise price of C$1.12 and (ii) 19,153,000 Common Shares reserved for issuance on exercise of 19,153,000 issued and outstanding Common Share purchase warrants of the Company with a weighted average exercise price of US$4.21 and (iii) 292,000 RSUs, for a total of 286,613,000 Common Shares on a fully-diluted basis.

Common Shares

All of the Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of the Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote).

Each Common Share carries the right to one vote. Subject to the rights, privileges, restrictions and conditions attached to the preferred shares of the Company, in the event of the liquidation, dissolution or winding-up of the Company, or upon any distribution of the assets of the Company among shareholders being made (other than by way of dividend out of monies properly applicable to the payment of dividends) the holders of the Common Shares are entitled to share equally.

Subject to the rights, privileges, restrictions and conditions attached to the preferred shares of the Company, the holders of the Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares.

Any alteration of the rights attached to our Common Shares must be approved by at least two-thirds of the Common Shares voted at a meeting of our shareholders. Provisions as to the modification, amendment or variation of such rights or provisions are contained in the Company’s articles and in the Canada Business Corporations Act.

Preferred Shares

Preferred shares of the Company do not give the holders any right to receive notice of or vote at general or special meetings of the Company. As of the date of this prospectus, no preferred shares were issued and outstanding.

DESCRIPTION OF DEBT SECURITIES

In this section describing the debt securities, the terms “Company” and “Bitfarms” refer only to Bitfarms Ltd. without any of its subsidiaries.

The following description of the terms of debt securities sets forth certain general terms and provisions of debt securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt securities may be offered separately or in combination with one or more other securities of the Company. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus. Convertible debt securities offered under this prospectus may only be convertible into other securities of the Company.

The Company will deliver, along with this prospectus, an undertaking to the securities regulatory authority in each province and territory of Canada that the Company will, if any debt securities are distributed under this prospectus and for so long as such debt securities are issued and outstanding, file the periodic and timely disclosure of any credit supporter similar to the disclosure required under Section 12.1 of Form 44-101F1.

Any prospectus supplement offering guaranteed debt securities will comply with the requirements of Item 12 of Form 44-101F1 or the conditions for an exemption from those requirements and will include a certificate from each credit supporter as required by section 21.1 of Form 44-101F1 and section 5.12 of NI 41-101.

The debt securities will be issued under one or more indentures (each, a “Trust Indenture”), in each case between the Company and a financial institution or trust company organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee (each, a “Trustee”).

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. The particular terms and provisions of the debt securities and a description of how the general terms and provisions described below may apply to the debt securities will be included in the applicable prospectus supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions, after it has been entered into, and will be available electronically at www.sedar.com.

General

The applicable Trust Indenture will not limit the aggregate principal amount of debt securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that the Company may incur. The applicable Trust Indenture will provide that the Company may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations of the Company.

The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. The applicable Trust Indenture will also permit the Company to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

Any prospectus supplement for debt securities supplementing this prospectus will contain the specific terms and other information with respect to the debt securities being offered thereby, including, but not limited to, the following:

●	the designation, aggregate principal amount and authorized denominations of such debt securities;

●	the percentage of principal amount at which the debt securities will be issued;

●	whether payment on the debt securities will be senior or subordinated to other liabilities or obligations of the Company;

●	the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

●	whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

●	the place or places the Company will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

●	whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms the Company will have the option to redeem the debt securities rather than pay the additional amounts;

●	whether the Company will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;

●	whether the Company may redeem the debt securities at its option and the terms and conditions of any such redemption;

●	the denominations in which the Company will issue any registered and unregistered debt securities;

●	the currency or currency units for which debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars) or if payments on the debt securities will be made by delivery of Common Shares or other property;

●	whether payments on the debt securities will be payable with reference to any index or formula;

●	if applicable, the ability of the Company to satisfy all or a portion of any redemption of the debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

●	whether the debt securities will be issued as global securities (defined below) and, if so, the identity of the depositary (defined below) for the global securities;

●	whether the debt securities will be issued as unregistered securities (with or without coupons), registered securities or both;

●	the periods within which and the terms and conditions, if any, upon which the Company may redeem the debt securities prior to maturity and the price or prices of which, and the currency or currency units in which, the debt securities are payable;

●	any events of default or covenants applicable to the debt securities;

●	any terms under which debt securities may be defeased, whether at or prior to maturity;

●	whether the holders of any series of debt securities have special rights if specified events occur;

●	any mandatory or optional redemption or sinking fund or analogous provisions;

●	the terms, if any, for any conversion or exchange of the debt securities for any other securities of the Company;

●	if applicable, any transfer restrictions in respect of Disqualified Holders or otherwise;

●	rights, if any, on a change of control;

●	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;

●	the Trustee under the Trust Indenture pursuant to which the debt securities are to be issued; whether the Company will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and

●	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

The Company reserves the right to include in a prospectus supplement specific terms pertaining to the debt securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require the Company to repurchase the debt securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or has a change of control.

The Company may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. The Company may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal income tax consequences and other special considerations in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Original purchasers of debt securities which are convertible into or exchangeable for other securities of the Company will be granted a contractual right of rescission against the Company in respect of the purchase and conversion or exchange of such debt security. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the debt security and the amount paid upon conversion or exchange, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion or exchange takes place within 180 days of the date of the purchase of the convertible or exchangeable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible or exchangeable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The debt securities will be senior or subordinated indebtedness of the Company as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Company from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Company as described in the applicable prospectus supplement, and they will rank equally and rateably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable prospectus supplement. The Company reserves the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

The Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of the Company’s other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable prospectus supplement, debt securities of any series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a designated clearing agency (a “Depositary”) or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee (“Participants”). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the debt securities represented by a Global Security will be made by the Company to the Depositary or its nominee. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder’s interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as Depositary and the Company is unable to locate a qualified successor; (ii) the Company at its option elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the debt securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry debt securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

The Company, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the debt securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any debt securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

In the event that the debt securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than a Global Security) will be made at the office or agency of the Trustee or, at the option of the Company, by the Company by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, that it will not distribute warrants that, according to their terms as described in the applicable prospectus supplement, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions after we have entered into it, and will be available electronically on SEDAR at www.sedar.com.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of equity warrants;

●	the price at which the equity warrants will be offered;

●	the currency or currencies in which the equity warrants will be offered;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

●	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

●	whether we will issue fractional shares;

●	whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

●	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

●	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

●	whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material Canadian federal income tax consequences of owning the equity warrants;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity warrants; and

●	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of debt warrants;

●	the price at which the debt warrants will be offered;

●	the currency or currencies in which the debt warrants will be offered;

●	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

●	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

●	the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of debt warrants that may be exercised at any one time;

●	whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

●	material Canadian federal income tax consequences of owning the debt warrants;

●	whether we have applied to list the debt warrants or the underlying debt securities on an exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

●	any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

Bitfarms may issue units, which may consist of one or more of Common Shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

●	the designation and aggregate number of units being offered;

●	the price at which the units will be offered;

●	the designation, number and terms of the securities comprising the units and any agreement governing the units;

●	the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

●	whether we will apply to list the units or any of the individual securities comprising the units on any exchange;

●	material Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

●	any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts separately or in combination with one or more other securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the “Release Conditions”) and for no additional consideration, Common Shares, warrants, debt securities or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), the material terms of which will be described in the applicable prospectus supplement, each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the applicable securities regulatory authorities in Canada after it has been entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

●	the designation and aggregate number of subscription receipts being offered;

●	the price at which the subscription receipts will be offered;

●	the designation, number and terms of the Common Shares, warrants and/or debt securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

●	the Release Conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants and/or debt securities;

●	the procedures for the issuance and delivery of the Common Shares, warrants and/or debt securities to holders of subscription receipts upon satisfaction of the Release Conditions;

●	whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants and/or debt securities upon satisfaction of the Release Conditions;

●	the identity of the Escrow Agent;

●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

●	the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, warrants and/or debt securities pending satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

●	if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

●	procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●	any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which such subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

●	any entitlement of Bitfarms to purchase the subscription receipts in the open market by private agreement or otherwise;

●	whether we will issue the subscription receipts as Global Securities and, if so, the identity of the Depositary for the Global Securities;

●	whether we will issue the subscription receipts as unregistered bearer securities, as registered securities or both;

●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other Bitfarms securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

●	whether we will apply to list the subscription receipts on any exchange;

●	material Canadian federal income tax consequences of owning the subscription receipts; and

●	any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipts. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipts upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipts under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipts under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, Shareholders. Holders of subscription receipts are entitled only to receive Common Shares, warrants and/or debt securities on exchange of their subscription receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, warrants and or debt securities may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts without the consent of the holders of the subscription receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us a specified number of Common Shares, as applicable, at a future date or dates.

The price per Common Share and the number of Common Shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of the subsidiaries, securing the holders’ obligations to purchase the Common Shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of Bitfarms. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iii) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (iv) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (v) the date or dates on which the sale or purchase must be made, if any; (vi) whether the share purchase contracts will be issued in fully registered or global form; (vii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (viii) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, that it will not distribute share purchase contracts that, according to their terms as described in the applicable prospectus supplement, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the share purchase contracts to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the share purchase contracts will be distributed.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

PLAN OF DISTRIBUTION

General

The Company may sell the securities of the Company offered by this prospectus (collectively, the “Securities”), separately or together, to or through underwriters, dealers or agents purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102), and the proceeds to the Company from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a reasonable effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

The sale of Common Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX, Nasdaq, or other existing trading markets for the Common Shares. Sales of Common Shares under an “at-the-market distribution”, if any, will be made pursuant to an accompanying prospectus supplement. The volume and timing of any “at-the-market distributions” will be determined at the Company’s sole discretion.

Underwriters, dealers and agents who participate in the distribution of the Securities may be deemed to be underwriters, and any commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions under the United States Securities Act of 1933, as amended.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the relevant prospectus supplement, in connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters, dealers or agents who participate in the distribution of Securities may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter involved in an “at-the-market distribution”, no affiliate of such an underwriter and no person or company acting jointly or in concert with such an underwriter may over-allot Common Shares in connection with the distribution or may effect any other transactions that are intended stabilize or maintain the market price of the Common Shares in connection with an “at-the-market distribution” including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

Each prospectus supplement with respect to the Company’s securities being offered will set forth the terms of the offering, including:

●	the person offering the securities;

●	the name or names of any underwriters, dealers or other placement agents;

●	the number and the purchase price of, and form of consideration for, our securities;

●	any proceeds to the Company from such sale; and

●	any commissions, fees, discounts and other items constituting underwriters’, dealers’ or agents’ compensation.

Secondary Offering

This prospectus may also, from time to time, relate to the offering of Common Shares by certain Selling Securityholders.

Common Shares may be sold by the Selling Securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in any transaction permitted pursuant to applicable law. The Selling Securityholders may, from time to time, sell, transfer or otherwise dispose of any or all of their Common Shares included for public offering in this prospectus on Nasdaq, the TSX or any stock exchange, market or trading facility on which the Common Shares are listed or quoted or in private transactions. The Selling Securityholders may sell all or a portion of Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, dealers or agents. If Common Shares are sold through underwriters or dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

If the Selling Securityholders effect such transactions by selling Common Shares to or through underwriters, dealers or agents, such underwriters, dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Securityholders may pledge or grant a security interest in some or all of the Common Shares owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Shares from time to time pursuant to this prospectus or any prospectus supplement filed under General Instruction II.L. of Form F-10 under the U.S. Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate Common Shares in other circumstances in which case the transferees, donees, pledgees or other successor in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any underwriter, agent or dealer participating in the distribution of Common Shares may be deemed to be “underwriters” within the meaning of the U.S. Securities Act, and any commission paid, or any discounts or concessions allowed to, any such underwriter, agent or dealer may be deemed to be underwriting commissions or discounts under the U.S. Securities Act. At the time a particular offering of Common Shares is made, a prospectus supplement, if required, will be distributed which will identify the Selling Securityholders and provide the other information set forth under “Selling Securityholders”, set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

There can be no assurance that any Selling Securityholder will sell any or all of Common Shares registered pursuant to the Registration Statement, of which this prospectus forms a part. The Selling Securityholders may also sell any or all of their Common Shares under Rule 144 or Rule 904 under the U.S. Securities Act, in each case, if available, rather than under this prospectus.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any Common Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of Common Shares to engage in market-making activities with respect to Common Shares. All of the foregoing may affect the marketability of Common Shares and the ability of any person or entity to engage in market-making activities with respect to Common Shares.

Once sold under the Registration Statement, of which this prospectus forms a part, Common Shares will be freely tradable in the hands of persons other than our affiliates.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Company’s securities offered thereunder. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

LEGAL MATTERS

Certain legal matters related to the Company’s securities offered by this prospectus will be passed upon on the Company’s behalf by Peterson McVicar LLP, with respect to matters of Canadian law. Certain legal matters relating to United States law related to the Company’s securities offered by this prospectus will be passed upon on behalf of the Company by Katten Muchin Rosenman LLP. In addition, certain legal matters in connection with any offering of securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The independent registered public accounting firm of the Company is PricewaterhouseCoopers LLP at its offices located at PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5.

The transfer agent and registrar of the Company is TSX Trust Company at its offices located at 100 Adelaide St W #301, Toronto, ON M5H 1S3.

AGENTS FOR SERVICE OF PROCESS

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Certain directors and officers of the Company reside outside of Canada. Emiliano Joel Grodzki, Nicolas Bonta, Andres Finkielsztain, Edith M. Hofmeister, Benjamin Gagnon, and Jeffrey Lucas have appointed the following agents for service of process:

Name of Person	Name and Address of Agent
Emiliano Joel Grodzki	Bitfarms Ltd. 18 King St. E, Suite 902 Toronto, ON M5C 1C4
Nicolas Bonta
Andres Finkielsztain
Edith M. Hofmeister
Benjamin Gagnon
Jeffrey Lucas
Damian Polla
Stephanie Wargo

The Company will file with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company will appoint Cogency Global Inc., with an address at 122 E. 42nd Street, 18th Floor, New York, NY 10168 USA, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the offering of Securities under this prospectus.

EXEMPTIONS UNDER SECURITIES LAWS

Pursuant to a decision of the Autorité des Marchés Financiers, the securities regulatory authority in the Province of Québec, dated June 22, 2023, the Company was granted relief from the requirement that this prospectus and all documents incorporated by reference herein, as well as any prospectus supplement that relates to any future “at-the- market” distribution, must be in both the French and English languages. The Company is not required to file French versions of this prospectus, the documents incorporated by reference herein or any prospectus supplement relating to an “at-the-market” distribution. This exemption was granted on the condition that this prospectus, together with any prospectus supplement, and any documents incorporated by reference in the prospectus or any prospectus supplement, be translated into French if the Company offers securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market” distribution.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in some provinces and territories of Canada provides purchasers of securities with the right to withdraw from an agreement to purchase securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. However, purchasers of securities under an at-the-market distribution by Bitfarms do not have the right to withdraw from an agreement to purchase the securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to securities purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI44-102.

Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation.

Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of securities distributed under an at-the-market distribution by Bitfarms may have against Bitfarms or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.

In an offering of convertible, exchangeable, or exercisable securities, investors are cautioned that the statutory right of action for damages under Canadian securities laws for a misrepresentation contained in the prospectus or a prospectus supplement (or any amendment thereto) is limited, in certain provincial and territorial securities legislation, to the price at which the convertible, exchangeable or exercisable securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

Original purchasers of convertible, exchangeable, or exercisable securities, will have a contractual right of rescission against us in respect of the exercise of such convertible, exchangeable, or exercisable securities. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the convertible, exchangeable, or exercisable security, as applicable, the total of the amount paid on original purchase of the convertible, exchangeable, or exercisable security, as applicable and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable, or exercisable security under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the convertible, exchangeable, or exercisable security under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR
PURCHASERS

Indemnification of Directors and Officers.

Section 136 of the Business Corporations Act (Ontario) (“OBCA”) provides for the indemnification of directors and officers of Bitfarms. Under these provisions, Bitfarms may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (collectively, an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than in respect to an action by or on behalf of Bitfarms to procure a judgment in its favor) in which the individual is involved because of that association with Bitfarms or other entity, if the Indemnified Person fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of Bitfarms or in the best interests of such other entity as applicable and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of Bitfarms or such other entity to procure a judgment in its favor, Bitfarms, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described above, if the individual seeking an indemnity fulfills the conditions in clauses (a) and (b) of this paragraph and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

A policy of directors’ and officers’ liability insurance is maintained by the Registrant that insures directors and officers against losses incurred as a result of claims against the directors and officers of the Registrant in Canada pursuant to the indemnity provisions under the Registrant’s articles and the OBCA.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

II-1

Exhibits

The following exhibits have been filed as part of this Registration Statement:

Exhibit	Description

4.1	Annual Information Form for the year ended December 31, 2022, dated March 20, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 40-F filed with the SEC on March 21, 2023 (File No. 001-40370)).
4.2	Consolidated Financial Statements as of and for the years ended December 31, 2022 and 2021, dated March 20, 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 40-F filed with the SEC on March 21, 2023 (File No. 001-40370)).
4.3	Management’s Discussion & Analysis for the year ended December 31, 2022, dated March 20, 2023 (incorporated by reference to Exhibit 99.3 to the Registrant’s Form 40-F filed with the SEC on March 21, 2023 (File No. 001-40370)).
4.4	Interim Condensed Consolidated Financial Statements for the three months ended March 31, 2023, dated May 15, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on May 15, 2023 (File No. 001-40370)).
4.5	Management’s Discussion & Analysis for the three months ended March 31, 2023, dated May 15, 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on May 15, 2023 (File No. 001-40370)).
4.6	Notice of Annual General Meeting and Special Meeting of Shareholders & Management Circular, dated April 24, 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on May 19, 2023 (File No. 001-40370)).
4.7	Material Change Report dated January 3, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on January 3, 2023 (File No. 001-40370)).
4.8	Material Change Report dated January 13, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on January 13, 2023 (File No. 001-40370)).
4.9	Material Change Report dated February 1, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on February 1, 2023 (File No. 001-40370)).
4.10	Material Change Report dated February 9, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on February 9, 2023 (File No. 001-40370)).
4.11	Material Change Report dated March 1, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on March 1, 2023 (File No. 001-40370)).
4.12	Material Change Report dated March 21, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on March 21, 2023 (File No. 001-40370)).
4.13	Material Change Report dated April 3, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on April 3, 2023 (File No. 001-40370)).
4.14	Material Change Report dated April 11, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on April 11, 2023 (File No. 001-40370)).
4.15	Material Change Report dated April 24, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on April 24, 2023 (File No. 001-40370)).
4.16	Material Change Report dated April 28, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on April 28, 2023 (File No. 001-40370)).
4.17	Material Change Report dated May 1, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on May 1, 2023 (File No. 001-40370)).
4.18	Material Change Report dated May 1, 2023 (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 6-K filed with the SEC on May 1, 2023 (File No. 001-40370)).
4.19	Material Change Report dated May 8, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on May 8, 2023 (File No. 001-40370)).
4.20	Press Release dated May 15, 2023 (incorporated by reference to Exhibit 99.5 to the Registrant’s Form 6-K filed with the SEC on May 15, 2023 (File No. 001-40370)).
4.22	Material Change Report dated June 1, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on June 1, 2023 (File No. 001-40370)).
4.23	Material Change Report dated June 7, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on June 8 2023 (File No. 001-40370)).
4.24	Material Change Report dated June 12, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on June 8 2023 (File No. 001-40370)).
5.1*	Consent of PricewaterhouseCoopers LLP.
6.1	Power of Attorney (included on the signature page of this Registration Statement).
7.1	Form of Senior Indenture (incorporated by reference to Exhibit 7.1 to the Registrant’s Form F-10 filed with the SEC on August 13, 2021 (File No. 333-258788).
7.2	Form of Subordinated Indenture (incorporated by reference to Exhibit 7.2 to the Registrant’s Form F-10 filed with the SEC on August 13, 2021 (File No. 333-258788).
107*	Calculation of Filing Fee Table.

*	Filed herewith.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the initial filing of this Registration Statement, the Registrant filed with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on June 28, 2023.

BITFARMS LTD.

By:	/s/ L. Geoffrey Morphy
Name:	L. Geoffrey Morphy
Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints L. Geoffrey Morphy and Jeffrey Lucas, or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the SEC, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ L. Geoffrey Morphy	Chief Executive Officer (Principal Executive Officer),	June 28, 2023
L. Geoffrey Morphy	President and Director

/s/ Jeffrey P. Lucas	Chief Financial Officer (Principal Financial Officer and	June 28, 2023
Jeffrey P. Lucas	Principal Accounting Officer)

/s/ Nicolas Bonta	Chairman of the Board and Founder	June 28, 2023
Nicolas Bonta

/s/ Emiliano Joel Grodzki	Director and Founder	June 28, 2023
Emiliano Joel Grodzki

/s/ Brian Howlett	Lead Director	June 28, 2023
Brian Howlett

/s/ Andrés Finkielsztain	Director	June 28, 2023
Andrés Finkielsztain

/s/ Edith M. Hofmeister	Director	June 28, 2023
Edith M. Hofmeister

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on June 28, 2023.

Cogency Global Inc.
as authorized representative for Bitfarms Ltd.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.

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